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                                   EXHIBIT #23

                          Consent of Ernst & Young LLP









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                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-26041) pertaining to the PVC Container Corporation 1996 Incentive Stock Option Plan and in the related Prospectus of our report dated August 8, 1997, with respect to the consolidated financial statements and schedule of PVC Container Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1997.


                                                          /s/ ERNST & YOUNG LLP


MetroPark, New Jersey
September 25, 1997